Exhibit 99.1


                  [COMCAST UK CABLE PARTNERS LETTERHEAD]


                                                          FOR IMMEDIATE RELEASE


For further information contact:
Ken Mikalauskas (215) 981-7541


                     COMCAST UK AMENDS EXPIRATION DATE
                  FOR SOLICITATION OF CONSENT OF HOLDERS
               OF 11.20% SENIOR DISCOUNT DEBENTURES DUE 2007


      PHILADELPHIA, PA-- October 5, 1998 - Comcast UK Cable Partners Limited (NASDAQ: CMCAF) announced today that it had amended the expiration date for solicitation of consent of holders of its 11.20% Senior Discount Debentures Due 2007 (the "Solicitation"). The new amended expiration date is October 13, 1998.

      The Solicitation was due to expire at 5:00 p.m., New York City time, on Tuesday, October 20, 1998. The Solicitation is now due to expire at 5:00 p.m., New York City time, on Tuesday, October 13, 1998.


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